AMENDED EMPLOYMENT AGREEMENT

            THIS AMENDED EMPLOYMENT AGREEMENT is made this 10th day of March 2005 (the “Agreement”), between Chemokine Therapeutics Corp. a Delaware Corporation and its wholly owned subsidiary Chemokine Therapeutics (B.C.) Corp. a B.C. Corporation (collectively the “Company”), and David Karp (the “Employee or the Executive”).

RECITALS

A.         The Executive entered into an Employment Agreement with the Company on May 14, 2004 (the “Employment Agreement”).

B.         The Board of Directors have approved a salary increase for the Executive to a rate of CDN$170,000 per year, effective April 1st, 2005.

C.         The Board of Directors have approved an increase of the termination provisions of the Executive’s Employment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.    Provision 2.0 “Compensation”.    The Company agrees to pay Executive a Base Salary of One Hundred and Seventy Thousand Dollars (CDN$170,000) per year until the termination of this Agreement.

2.    Provision 6.3(b) “Termination” is replaced with:    The Company may terminate Executive’s engagement under this Agreement without cause and without advance notice; provided, however, that Company will pay the Executive the amount equal to six (6) months of the Executive’s Total Compensation (where Total Compensation is equal to the Executives Base Salary and the most recent annual Bonus, if any)  In addition, the Company will pay an amount equal to two (2) weeks of Total Compensation for each year of service with the Company, prorated to the extent that a year of service is incomplete, provided that the total severance hereunder does not exceed nine (9) months.  In addition, all stock options grants to Executive, if any, granted pursuant to any stock option agreement will become immediately vested and exercisable.

3.    All other provisions within the Employment Agreement will remain in force.

IN THE WITNESS WHEREOF, the parties have duly signed and delivered this Agreement as of the day and year first above written.

COMPANY

CHEMOKINE THERAPEUTICS CORP.

/s/ C. Richard Piazza

_______________________________

On behalf of the Board of Directors

Name: Richard Piazza, Director, Chair of Executive Compensation Committee

EXECUTIVE (Employee)

/s/ David Karp

_______________________________

David Karp

Director of Finance, Chief Financial Officer and Corporate Secretary